Collective Brands Reports Second Quarter Financial Results

Net Earnings $19 Million, Up $11 Million; Diluted Earnings per Share $0.29, Up $0.16

TOPEKA, KS -- (Marketwire - September 02, 2009) - Collective Brands, Inc. (NYSE: PSS) today reported financial results for the second quarter ended August 1, 2009. Second quarter 2009 net earnings attributable to Collective Brands, Inc. were $18.7 million, or $0.29 per diluted share, compared to $8.1 million, or $0.13 per diluted share, in the second quarter of 2008. Earnings for last year's second quarter were impacted by litigation expenses and the final year of the Tommy Hilfiger adult footwear license; taking these adjustments into account, the second quarter 2008 adjusted net earnings(1) were $32.0 million or $0.50 per diluted share.

Collective Brands generated $67.2 million of free cash flow(1) in the first half of 2009, an increase of $58.4 million over the first half last year primarily as a result of lower capital spending, reduced litigation costs, and effective inventory management. Net debt(1) at the end of the quarter was $596.0 million, down $86.3 million compared to the end of the second quarter last year. The Company had total liquidity at the end of the quarter of $539.9 million with $295.2 million in cash and cash equivalents and $244.7 million of borrowing capacity available under its revolving credit facility.

"While the retail environment remains challenging, I am pleased that our largest brands -- Payless, Stride Rite, Saucony, and Sperry Top-Sider -- continued to gain share at the retail level," said Matthew E. Rubel, Chairman, Chief Executive Officer and President of Collective Brands, Inc. "We remain focused on driving innovation for consumers while investing in key growth opportunities. During the second quarter, we also lowered operating costs, reduced inventories, and generated stronger cash flows."

Consolidated Results -- Selected unaudited financial data (dollars in millions, except per share data) for the 13 weeks ended August 1, 2009:

                                                                2009 v
                                           2008                  2008
                                         Adjusted   2009 v     Adjusted
                       2009      2008      (1)       2008        (1)
                     --------  --------  --------  --------    --------
Net sales            $  836.3  $  911.7  $  895.6      -8.3%       -6.6%
Gross margin rate        33.0%     31.0%     35.1%      200 bps    -210 bps
Selling, general &
 administrative
 (SG&A)              $  243.4  $  259.2  $  257.2      -6.1%       -5.4%
Earnings before
 interest, taxes,
 depreciation and
 amortization
 (EBITDA)            $   67.5  $   58.5  $   92.0      15.4%      -26.6%

Net earnings
 attributable to
 Collective Brands,
 Inc.                $   18.7  $    8.1  $   32.0     130.9%      -41.6%
Diluted earnings per
 share               $   0.29  $   0.13  $   0.50     123.1%      -42.0%

--  Net sales for the quarter decreased from last year due primarily to a decline in comparable store sales, the impact of the expiration of the
    Tommy Hilfiger adult footwear license, and foreign currency exchange rates.
    This was offset in part by sales growth in Saucony and Payless accessories.

    For the second quarter of 2009, comparable store sales for Payless
    Domestic declined 6.0% and 2.7% for Stride Rite.  Collective Brands comparable store(2) sales declined 7.3% due to the impact of Payless
    International and foreign currency exchange rates.  Without the unfavorable impact of foreign currency, comparable store sales declined
    6.2%.  Last year, second quarter comparable store sales for Collective
    Brands increased 0.2%.

--  The increase in gross margin rate was primarily due to litigation expense last year, higher initial mark-on, and increased direct sourcing of product through the Company's vertically-integrated sourcing organization.
    The rate was unfavorably impacted by negative sales leverage, promotional activity, and merchandise cost increases.

--  SG&A expenses were approximately $15.0 million lower than the prior year primarily due to continuous process improvement actions that reduced payroll and other expenses.

Inventory at the end of the second quarter was $462.0 million, down 4.4% compared to the prior year period. Capital expenditures were $46.9 million through the first half of 2009 compared to $78.2 million at the same time last year. The lower expenditures reflect the substantial completion of distribution centers and reduced spending on stores. During the second quarter of 2009, Collective Brands added 20 new stores (16 Payless and 4 Stride Rite), closed 33 Payless stores, and relocated 5 stores (4 Payless and 1 Stride Rite).

                       2nd       1st       4th       2nd
                     Quarter   Quarter   Quarter   Quarter
Retail Store Counts    2009      2009      2008      2008
                     --------- --------- --------- ---------
Payless                  4,503     4,520     4,522     4,547
Stride Rite                360       356       355       351
                     --------- --------- --------- ---------
Total Stores             4,863     4,876     4,877     4,898
                     ========= ========= ========= =========

Segment Results (dollars in millions)

                                                Stride     Stride
                          Payless   Payless      Rite       Rite
                         Domestic International Wholesale  Retail    Total
                         ---------  ---------- ---------  -------  --------
Second Quarter 2009
   Net Sales             $   546.8  $    103.7 $   137.7  $  48.1  $  836.3
   Operating Profit
    (Loss)               $    24.1  $      4.4 $     7.3  ($  3.5) $   32.3
Second Quarter 2008
   Net Sales             $   587.4  $    117.0 $   158.6  $  48.7  $  911.7
    Less: Adjustment for
     Tommy Hilfiger              -           -      16.1        -      16.1
                         ---------  ---------- ---------  -------  --------
   Adjusted Net Sales(1) $   587.4  $    117.0 $   142.5  $  48.7  $  895.6
                         =========  ========== =========  =======  ========
   Operating Profit
    (Loss)               ($    3.9) $     17.3 $    13.4  ($  3.2) $   23.6
    Add: Adjustments for
     Litigation and
     Tommy Hilfiger           36.2           -      (2.7)       -      33.5
                         ---------  ---------- ---------  -------  --------
   Adjusted Operating
    Profit (1) (Loss)    $    32.3  $     17.3 $    10.7  ($  3.2) $   57.1
                         =========  ========== =========  =======  ========

Second Quarter 2009
   Depreciation and
    Amortization              24.3         3.9       5.3      1.7  $   35.2

--  Payless Domestic -- The net sales decline was driven primarily by lower consumer traffic partially offset by higher average unit retail prices and increases in the sale of accessories.  Operating profit was higher due primarily to litigation expense last year and SG&A and occupancy cost reductions this year.
--  Payless International -- The net sales decline was driven by lower consumer traffic as well as foreign currency rates, which negatively impacted segment sales by $7.6 million.  This was partially offset by 25 new store openings in Colombia.  Operating profit declined due primarily to lower sales in Canada and Puerto Rico combined with increased costs to comply with new regulations and taxes in Ecuador.
--  Stride Rite Wholesale -- Net sales declined due primarily to the expiration of the Tommy Hilfiger adult footwear licensing agreement and lower Keds sales due to its strategic repositioning.  These declines were partially offset by sales gains at Saucony.  Operating profit decreased due to more promotional selling, the expiration of the Tommy Hilfiger adult footwear licensing agreement, and higher product costs.
--  Stride Rite Retail -- Net sales were flat, as the impact of higher sales at outlet stores and the addition of nine stores was offset by lower comparable store sales at children's specialty stores.  Operating loss increased due to the comparable store sales decline and greater promotional activity.

Amortization of intangible assets due to the Stride Rite acquisition totaled $3.5 million in the quarter.

Outlook for Collective Brands

--  The 2009 effective tax rate is expected to be a mid-to-high teens percentage, excluding discrete events associated with the resolution of outstanding tax audits.
--  Depreciation and amortization in 2009 is expected to total approximately $140 million, due to greater investments in supply chain and stores in recent years as well as the 2007 acquisition of Stride Rite.
--  Capital expenditures in 2009 are expected to total approximately $85 million.
--  Collective Brands 2009 retail store count is expected to decline by
    60, net of store openings.

                                 Open      Close    Change
                               --------- --------- --------
Payless

   Payless Domestic                   31       133     (102)

   Payless International              45        10       35
                               --------- --------- --------
Payless Total                         76       143      (67)

Stride Rite Total                     11         4        7
                               --------- --------- --------
Collective Brands Total               87       147      (60)
                               ========= ========= ========

Notes to Financial Data

(1) This release contains certain non-GAAP financial measures. These measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help explain underlying performance trends in Collective Brands business and provide useful information to both management and investors by excluding certain items that are not indicative of Collective Brands core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Please see the reconciliations of the non-GAAP financial measures after the condensed consolidated statements of cash flows. The measures used in this release are as follows:

Adjusted net sales -- Defined as net sales excluding adjustments related to the expired Tommy Hilfiger adult footwear license.

Adjusted gross margin rate -- Defined as gross margin as a percentage of sales excluding adjustments related to litigation and the expiration of the Tommy Hilfiger adult footwear license.

Adjusted SG&A -- Defined as SG&A excluding adjustments related to the expiration of the Tommy Hilfiger adult footwear license.

Adjusted operating profit -- Defined as operating profit excluding adjustments related to litigation and the expiration of the Tommy Hilfiger adult footwear license.

Adjusted EBITDA -- Defined as EBITDA excluding adjustments related to litigation and the expiration of the Tommy Hilfiger adult footwear license.

Adjusted net earnings attributable to Collective Brands, Inc. -- Defined as net earnings attributable to Collective Brands, Inc. adjusted for litigation and the expiration of the Tommy Hilfiger adult footwear license as well as their tax impacts.

Adjusted diluted earnings per share -- Defined as diluted earnings per share excluding adjustments related to litigation, inventory step-up, and the expiration of the Tommy Hilfiger adult footwear license.

Free cash flow -- Defined as cash flow provided by operating activities less capital expenditures. Free cash flow provides useful information about the Company's liquidity, its ability to make investments, and its ability to service debt.

Net debt -- Defined as total debt minus cash and cash equivalents. Net debt also provides useful information about the capacity of the Company to reduce its debt load and improve its capital structure.

(2) Comparable store sales include Payless stores from all regions and Stride Rite stores.

About Collective Brands and Forward-Looking Statements

Collective Brands, Inc. is a leader in bringing compelling lifestyle, fashion and performance brands for footwear and related accessories to consumers worldwide. Collective Brands, Inc. is the holding company of Payless ShoeSource, Stride Rite, and Collective Licensing International. Payless ShoeSource is the largest specialty family footwear retailer in the Western Hemisphere. It is dedicated to democratizing fashion and design in footwear and accessories and inspiring fun, fashion possibilities for the family at a great value. Stride Rite markets the leading brand of high-quality children's shoes in the United States. Stride Rite also markets products for children and adults under well-known brand names, including Sperry Top-Sider, Saucony, Keds, and Robeez. Collective Licensing International is a leading youth lifestyle marketing and global licensing business. Information about, and links for shopping at, each of Collective Brands' units can be found at www.collectivebrands.com.

This release contains forward-looking statements. The statements in this news release regarding the business outlook, expected performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. The words "expected," "believes," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to forward-looking statements, management has made assumptions regarding, among other things, customer spending patterns, trends, weather, pricing, operating costs, the timing of various events and the economic and regulatory environment. A variety of factors could cause actual results and experience to differ materially from the anticipated results or expectations expressed in forward-looking statements. These risks and uncertainties that may affect the operations, performance, and results of Collective Brands' business include, but are not limited to, outcomes of or future litigation including intellectual property and employment litigation; the inability to renew material leases, licenses, or contracts upon their expiration; the ability to identify and negotiate leases for new locations on acceptable terms or to terminate unwanted leases on acceptable terms; changes in consumer preferences, spending patterns and overall economic conditions; the impact of competition and pricing; changes in weather patterns; the financial condition of suppliers; changes in existing or potential duties, tariffs or quotas and the application thereof; changes in relationships between the U.S. and foreign countries as well as between foreign countries; changes in relationships between Canada and foreign countries; economic and political instability in foreign countries, or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom the Company sources are located or in which the Company operates stores or otherwise does business; changes in trade, intellectual property, customs and/or tax laws; fluctuations in currency exchange rates, e.g. changes in the value of the dollar relative to the Chinese yuan or Canadian dollar; the ability to hire, train and retain associates; performance of other parties in strategic alliances; general economic, business and social conditions in the countries from which Collective Brands sources products, supplies or has or intends to open stores; the ability to comply with local laws in foreign countries; threats or acts of terrorism or war; strikes, work stoppages and/or slowdowns by unions that play a significant role in the manufacture, distribution or sale of product; changes in commodity prices such as oil; and other risks referenced from time to time in filings of ours with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended January 31, 2009 in Part I, Item 1A, "Risk Factors". Collective Brands believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Collective Brands is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Collective Brands does not undertake any obligation to release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The unaudited condensed consolidated statements of earnings, balance sheets and statements of cash flows have been prepared in accordance with the Company's accounting policies as described in the Company's 2008 Form 10-K, on file with the Securities and Exchange Commission, are subject to reclassification and adjustments and should be read in conjunction with the 2008 Annual Report to Shareowners. In the opinion of management, this information is fairly presented and all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the interim periods have been included.

                          COLLECTIVE BRANDS, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                (UNAUDITED)

(Dollars and shares in millions,
 except per share data)           13 Weeks Ended        26 Weeks Ended
                                --------------------  --------------------
                                August 1,  August 2,  August 1,  August 2,
                                  2009       2008       2009       2008
                                ---------  ---------  ---------  ---------

Net sales                       $   836.3  $   911.7  $ 1,699.2  $ 1,844.1

Cost of sales                       560.6      628.9    1,113.7    1,256.2

                                ---------  ---------  ---------  ---------
Gross margin                        275.7      282.8      585.5      587.9

Selling, general and
 administrative expenses            243.4      259.2      492.7      523.0

Restructuring charges                   -          -          -        0.1

                                ---------  ---------  ---------  ---------
Operating profit from
 continuing operations               32.3       23.6       92.8       64.8

Interest expense                     15.2       20.7       31.6       39.2

Interest income                      (0.2)      (3.9)      (0.8)      (5.2)

                                ---------  ---------  ---------  ---------
Net earnings from continuing
 operations before income taxes      17.3        6.8       62.0       30.8

(Benefit) provision for income
 taxes                               (1.5)      (2.8)       4.9       (0.5)

                                ---------  ---------  ---------  ---------
Net earnings from continuing
 operations                          18.8        9.6       57.1       31.3

Loss from discontinued
 operations, net of income
 taxes                                  -       (0.1)      (0.1)      (0.5)

                                ---------  ---------  ---------  ---------
Net earnings                         18.8        9.5       57.0       30.8

Net earnings attributable to
 noncontrolling interests            (0.1)      (1.4)      (0.3)      (3.0)

                                ---------  ---------  ---------  ---------
Net earnings attributable to
 Collective Brands, Inc.        $    18.7  $     8.1  $    56.7  $    27.8
                                =========  =========  =========  =========

Basic and diluted earnings per
 share attributable to
 Collective Brands, Inc.
 common shareholders:
    Earnings from continuing
     operations                 $    0.29  $    0.13  $    0.89  $    0.44
    Loss from discontinued
     operations                         -          -          -      (0.01)
                                ---------  ---------  ---------  ---------
Basic and diluted earnings per
 share attributable to
 Collective Brands, Inc.
 common shareholders:           $    0.29  $    0.13  $    0.89  $    0.43
                                =========  =========  =========  =========

Basic and diluted weighted
 average shares outstanding          63.1       62.9       63.1       62.8

                          COLLECTIVE BRANDS, INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                (UNAUDITED)

                                                   August 1,    August 2,
(dollars in millions)                                 2009         2008
                                                  -----------  -----------
ASSETS:

Current assets:
    Cash and cash equivalents                     $     295.2  $     451.4
    Accounts receivable, net                            109.8        119.7
    Inventories                                         462.0        483.3
    Current deferred income taxes                        33.3         40.9
    Prepaid expenses                                     57.3         63.5
    Other current assets                                 23.4         21.6
    Current assets of discontinued operations             0.7          0.9
                                                  -----------  -----------
Total current assets                                    981.7      1,181.3

Property and Equipment:
    Land                                                  7.9          8.6
    Property, buildings and equipment                 1,416.9      1,486.2
    Accumulated depreciation and amortization          (927.6)      (938.9)
                                                  -----------  -----------
    Property and equipment, net                         497.2        555.9

Intangible assets, net                                  436.1        545.4
Goodwill                                                281.3        324.1
Deferred income taxes                                     5.6          0.7
Other assets                                             42.1         43.5
                                                  -----------  -----------

TOTAL ASSETS                                      $   2,244.0  $   2,650.9
                                                  ===========  ===========

LIABILITIES AND EQUITY:

Current liabilities:
    Current maturities of long-term debt          $       7.1  $       7.4
    Accounts payable                                    143.3        198.3
    Accrued expenses                                    176.4        206.2
    Current liabilities of discontinued
     operations                                           1.8          1.9
                                                  -----------  -----------
Total current liabilities                               328.6        413.8

Long-term debt                                          884.1      1,126.3
Deferred income taxes                                    48.5        108.2
Other liabilities                                       259.8        240.5
Noncurrent liabilities of discontinued operations         0.3            -
Shareowners' equity:
    Collective Brands, Inc. shareowners' equity         697.1        742.9
    Noncontrolling interests                             25.6         19.2

Total shareowners' equity                               722.7        762.1
                                                  -----------  -----------

TOTAL LIABILITIES AND SHAREOWNERS' EQUITY         $   2,244.0  $   2,650.9
                                                  ===========  ===========

                          COLLECTIVE BRANDS, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (UNAUDITED)

                                                         26 Weeks Ended
                                                      --------------------
                                                      August 1,  August 2,
(dollars in millions)                                   2009       2008
                                                      ---------  ---------

OPERATING ACTIVITIES:
Net earnings                                          $    57.0  $    30.8
Loss from discontinued operations, net of income
 taxes                                                      0.1        0.5
Adjustments for non-cash items included in net
 earnings:
    Loss on impairment and disposal of assets               4.9        4.6
    Depreciation and amortization                          70.7       70.0
    Provision for losses on accounts receivable             1.0        1.5
    Share-based compensation expense                        8.8        8.5
    Deferred income taxes                                  (4.4)     (26.2)
    Other, net                                             (0.1)         -
Changes in working capital:
    Accounts Receivable                                   (11.4)     (34.7)
    Inventories                                            33.9      (13.9)
    Prepaid expenses and other current assets               9.6       39.4
    Accounts payable                                      (29.9)       0.7
    Accrued expenses                                      (23.2)       7.4
Changes in other assets and liabilities, net               (1.9)         -
Contributions to pension plans                             (1.4)      (1.6)
Net cash provided by discontinued operations                0.4          -
                                                      ---------  ---------

Cash flow provided by operating activities                114.1       87.0
                                                      ---------  ---------

INVESTING ACTIVITIES:
Capital expenditures                                      (46.9)     (78.2)
Proceeds from the sale of property and equipment              -        1.1
                                                      ---------  ---------

Cash flow used in investing activities                    (46.9)     (77.1)
                                                      ---------  ---------

FINANCING ACTIVITIES:
Proceeds from revolving loan facility                         -      215.0
Repayment of debt                                         (22.1)      (3.6)
Payment of deferred financing costs                           -       (0.1)
Issuances of common stock                                   0.5        0.6
Purchases of common stock                                  (0.8)      (1.3)
Contributions by noncontrolling interests                   3.8        2.6
Distribution to noncontrolling interests                   (2.2)      (3.6)
                                                      ---------  ---------

Cash flow (used in) provided by financing activities      (20.8)     209.6
                                                      ---------  ---------

Effect of exchange rate changes on cash                    (0.5)      (0.6)

Increase in cash and cash equivalents                      45.9      218.9

Cash and cash equivalents, beginning of year              249.3      232.5
                                                      ---------  ---------
Cash and cash equivalents, end of period              $   295.2  $   451.4
                                                      =========  =========

                          COLLECTIVE BRANDS, INC.
  RECONCILIATION OF GAAP TO NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF
                                 EARNINGS
                FOR THE THIRTEEN WEEKS ENDED AUGUST 2, 2008
                                (UNAUDITED)

(Dollars and shares in millions,
 except per share data)
                                 As Reported
                                    (GAAP                        Non-GAAP
                                   Basis)     Adjustments         Basis
                                 -----------  ------------     -----------

Net sales                        $     911.7  $      (16.1)(a) $     895.6

Cost of sales                          628.9         (47.6)(b)       581.3

                                 -----------  ------------     -----------
Gross margin                           282.8          31.5           314.3

Selling, general and
 administrative expenses               259.2          (2.0)(c)       257.2

Restructuring charges                      -             -               -

                                 -----------  ------------     -----------
Operating profit from continuing
 operations                             23.6          33.5            57.1

Interest expense                        20.7             -            20.7

Interest income                         (3.9)            -            (3.9)

                                 -----------  ------------     -----------

Net earnings from continuing
 operations before income taxes          6.8          33.5            40.3

(Benefit) provision for income
 taxes                                  (2.8)          9.6(d)          6.8

                                 -----------  ------------     -----------
Net earnings from continuing
 operations                              9.6          23.9            33.5

Loss from discontinued
 operations, net of taxes               (0.1)            -            (0.1)

                                 -----------  ------------     -----------
Net earnings                             9.5          23.9            33.4

Net earnings attributable to
 noncontrolling interests               (1.4)            -            (1.4)

                                 -----------  ------------     -----------
Net earnings attributable to
 Collective Brands, Inc.         $       8.1  $       23.9     $      32.0
                                 ===========  ============     ===========

Basic and diluted earnings per
 share attributable to
 Collective Brands, Inc. common
 shareholders:
     Earnings from continuing
      operations                 $      0.13  $       0.37     $      0.50
     Loss from discontinued
      operations                           -             -               -
                                 -----------  ------------     -----------
Basic and diluted earnings per
 share attributable to
 Collective Brands, Inc. common
 shareholders:                   $      0.13  $       0.37     $      0.50
                                 ===========  ============     ===========

Basic and diluted weighted
 average shares outstanding             62.9          62.9            62.9

Notes to adjustments:

  (a) Represents sales associated with the Tommy Hilfiger adult footwear license.

  (b) Represents $36.2 million of pre-tax litigation charges and $11.4 million of cost of sales associated with the expiration of the Tommy
      Hilfiger adult footwear license.

  (c) Represents selling, general and adminstrative expenses associated with the Tommy Hilfiger adult footwear license.

  (d) Represents the tax impact of the above adjustments on the GAAP income tax provision.

                          COLLECTIVE BRANDS, INC.
              CALCULATION OF NON-GAAP CONSOLIDATED NET DEBT
                                (UNAUDITED)

(Dollars in millions)
                                                      As of       As of
                                                     August 1,   August 2,
                                                       2009        2008
                                                    ----------- -----------

Total debt:                                         $     891.2 $   1,133.7
Less:  cash and cash equivalents                          295.2       451.4
                                                    ----------- -----------
Net debt                                            $     596.0 $     682.3
                                                    =========== ===========

                          COLLECTIVE BRANDS, INC.
            CALCULATION OF NON-GAAP CONSOLIDATED FREE CASH FLOW
                                (UNAUDITED)

(Dollars in millions)
                                                     26 weeks    26 weeks
                                                      ended       ended
                                                    August 1,   August 2,
                                                       2009        2008
                                                    ----------- -----------

Cash flow provided by operating activities          $     114.1 $      87.0
Less:  Capital expenditures                                46.9        78.2
                                                    ----------- -----------
Free cash flow                                      $      67.2 $       8.8
                                                    =========== ===========

                          COLLECTIVE BRANDS, INC.
   RECONCILIATION OF GAAP CASH FLOW PROVIDED BY OPERATING ACTIVITIES TO
                              NON-GAAP EBITDA
                                (UNAUDITED)

(Dollars in millions)
                                                     13 weeks    26 weeks
                                                      ended       ended
                                                     August 1,   August 1,
                                                       2009        2009

Cash flow provided by operating activities          $     56.7  $    114.1

Changes in working capital                                 1.8        21.0

Adjustments for non-cash items (excluding
 depreciation and non debt related amortization)
 included in net earnings                                 (6.1)      (11.7)

Changes in other assets and liabilities, net, and
 contributions to pension plan                             1.6         3.3

Net cash provided by discontinued operations                 -        (0.4)

(Benefit) Provision for income taxes                      (1.5)        4.9

Net interest expense                                      15.0        30.8
                                                    ----------  ----------

EBITDA                                              $     67.5  $    162.0
                                                    ==========  ==========

                          COLLECTIVE BRANDS, INC.
   RECONCILIATION OF GAAP CASH FLOW PROVIDED BY OPERATING ACTIVITIES TO
                         NON-GAAP ADJUSTED EBITDA
                                (UNAUDITED)

(Dollars in millions)
                                                     Thirteen   Twenty-six
                                                      weeks       weeks
                                                      ended       ended
                                                     August 2,   August 2,
                                                       2008        2008
                                                    ----------  ----------

Cash flow provided by operating activities          $     42.1  $     87.0

Changes in working capital                                (5.6)        1.1

Adjustments for non-cash items (excluding
 depreciation and amortization) included in
 net earnings                                              4.0        11.6

Changes in other assets and liabilities, net and
 contributions to pension plan                             4.0         1.6

(Benefit) provision for income taxes                      (2.8)       (0.5)

Net interest expense                                      16.8        34.0
                                                    ----------  ----------

EBITDA                                                    58.5       134.8

Impact of Litigation                                      36.2        66.2

Flow through of inventory recorded at fair value             -         3.5

Impact of expiration of Tommy Hilfiger adult
 footwear license                                         (2.7)       (7.8)
                                                    ----------  ----------

Adjusted EBITDA                                     $     92.0  $    196.7
                                                    ==========  ==========

Investment Community Contact:
James Grant
(785) 559-5321

Media Contact:
Mardi Larson
(612) 928-0202